Filed pursuant to Rule 424(b)(5)

Registration No. 333-213186

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 24, 2016)

Ecoark Holdings, Inc.

2,968,750 Shares of Common Stock

Warrants to Purchase up to 3,176,562 Shares of Common Stock

3,176,562 Shares Issuable upon the Exercise of Warrants

We are offering an aggregate of 2,968,750 shares of common stock, $0.001 par value per share, and warrants to purchase up to 2,968,750 shares of common stock. Each share of common stock is being sold together with a warrant to purchase one share of our common stock for the combined purchase price of $1.60. The warrants are exercisable for five years from the date of issuance at an exercise price of $2.09 per share. The shares of common stock and warrants will be issued separately. This prospectus registers the 2,968,750 shares of common stock sold to investors, 2,968,750 shares of common stock issuable to investors upon the exercise of the warrants being offered and 207,812 shares of common stock issuable to Maxim Group LLC, the placement agent, upon the exercise of warrants issued to the placement agent.

Our common stock is currently quoted on the OTCQX of the OTC Markets under the symbol “ZEST.” On August 9, 2018, the closing price of our common stock was $2.09 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

We retained Maxim Group, LLC as our exclusive placement agent to use reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about August 13, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Warrant	Total
Public offering price	1.600	4,750,000
Placement agent commissions to be paid by us (1)	0.112	332,500
Proceeds, before expenses, to us (2)	1.488	4,417,500

(1)	We have also agreed to (i) issue warrants to purchase shares of common stock to the placement agent, (ii) reimburse the placement agent for all reasonable travel and other out-of-pocket expenses, including the fees of legal counsel, in an amount not to exceed an aggregate of $100,000 and (iii) a corporate finance structuring fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities. For additional information about the compensation paid to the placement agent, see “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

Maxim Group LLC

The Benchmark Company

The date of this prospectus supplement is August 10, 2018.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Ecoark Holdings,” “the Company,” “we,” “us,” “our” and similar names refer to Ecoark Holdings, Inc., a Nevada corporation.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying any of the shares of common stock and warrants to purchase shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any of our affiliates have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

S-1

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements under Section 21E of the Exchange Act and other federal securities laws that are subject to a number of risks and uncertainties, many of which are beyond our control including without limitation the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “Commission” or “SEC”).

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “seeks,” “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.

These forward-looking statements are made only as of the date hereof. We are under no duty to update or revise any of these forward-looking statements after the date of this report or to provide any assurance with respect to future performance or results. You are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements and should read this report thoroughly with the understanding that the actual results may differ materially from those set forth in the forward-looking statements for many reasons, including, without limitation, unforeseen events beyond management’s control and assumptions that prove to be inaccurate or unfounded. The following list of examples, while not exclusive or exhaustive, includes some of the many possible unforeseen developments that may cause actual results to differ from anticipated or desired results:

●	Overall economic and business conditions;
●	Increased competition in the sustainability consumer and retail markets and the industries in which we compete;
●	Changes in the economic, competitive, legal, and business conditions in local and regional markets and in the national and international marketplace;
●	The actions of national, state and local legislative, regulatory, and judicial bodies and authorities;
●	Delays or interruptions in entering into contracts or acquiring necessary assets;
●	The necessity to expand or curtail operations, obtain additional capital, or change business strategy;
●	Changes in technology; and,
●	Any of the other factors discussed in this prospectus supplement and the accompanying prospectus, including those factors discussed in the section entitled “Risk Factors”.

As used in this prospectus supplement and the accompanying prospectus, the terms “we”, “us”, “our”, and “Ecoark Holdings” mean Ecoark Holdings, Inc., a Nevada corporation and its consolidated subsidiaries (the “Company”), unless otherwise indicated.

S-2

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Ecoark Holdings is a Nevada corporation incorporated on November 19, 2007. Ecoark Holdings, through its subsidiary Zest Labs, Inc. (“Zest Labs”) is an innovative AgTech company that is focused on modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers. Zest Labs has assembled a team and portfolio of proprietary, patented technologies to address the waste in operations, logistics and supply chain.

Our principal executive offices are located at 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758, and our telephone number is (479) 259-2977. Our website address is http://zestlabs.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement and the accompanying prospectus.

Description of Business

Zest Labs

Zest Labs offers freshness management solutions for food retailers and restaurants, growers, processors, distributors and suppliers. Its Zest Fresh solution is a cloud-based post-harvest shelf-life and freshness management solution that improves delivered freshness of products and reduces post-harvest losses at the retailer due to temperature handling and processing by 50% or more by intelligently matching customer freshness requirements with actual product freshness. It focuses on four primary value propositions – operational efficiency, consistent food freshness, reduced waste, and improved food safety. Zest Fresh empowers workers with real-time analytic tools and alerts that improve efficiency while driving quality consistency through best practice adherence at a pallet level. Zest Labs also offers its Zest Delivery solution that provides real-time monitoring and control for prepared food delivery containers, helping delivery and dispatch personnel ensure the quality and safety of delivered food.

Zest Labs was previously known as Intelleflex Corporation. Effective on October 28, 2016, Intelleflex Corporation changed its name to Zest Labs, Inc. to align its corporate name with its mission and the brand name of its products and services.

The Zest Fresh value proposition is to reduce fresh food loss by improving quality consistency. In the U.S. produce market, it is reported that roughly 30% of post-harvest fresh food is lost or wasted and therefore not consumed. Both fresh food producers and retailers bear significant expense when harvested food is either rejected due to early spoilage or reduced in value due to early ripening. Zest Labs believes that a significant portion of this waste can be attributed to inconsistent freshness based on variable post-harvest processing and handling. Fresh food producers and retailers manage food distribution and inventory based on the harvest date, with the assumption that all food harvested on the same day will have the same freshness. However, studies have shown that post-harvest handling can have a significant effect on the actual remaining freshness, and if not properly managed, can result in food loss or spoilage ahead of expectations, leading to waste and lost profits. Zest Fresh empowers fresh food producers and retailers to significantly reduce the post-harvest loss by providing real-time guidance to process adherence, intelligent distribution and best handling practices, with a goal of providing significant financial savings to fresh food producers and retailers.

S-3

Zest Labs has developed the industry’s first freshness metric called the Zest Intelligent Pallet Routing Code (“ZIPR Code”). The ZIPR Code has three main components: Harvest Quality which sets total freshness capacity (for example, 12 days for strawberries), Handling Impact which reflects aging acceleration due to improper handling, and Future Handling which accurately reflects how the product will be handled (for example, store shelf temperature may be 40 degrees Fahrenheit instead of the ideal 34 degrees Fahrenheit).

Zest Fresh is offered to fresh food producers, processors, distributors and retailers with pricing based on the number of pallets managed by Zest Fresh, typically from the field harvest through retail delivery. The Zest Fresh service includes a re-usable wireless Internet of Things (“IoT”) condition sensor that travels with the pallet of fresh food from the field or processor through retail delivery, continuously collecting product condition data. The collected pallet product data is analyzed, using artificial intelligence-based predictive analytics in real time by the Zest Fresh cloud application, with the fresh food producers and retailers accessing data through Zest Fresh web and mobile applications. Zest Fresh provides workers with real-time feedback on the current handling or processing of each pallet, empowering best practice adherence to achieve maximum freshness. Zest Fresh also provides dynamic updates as to actual product freshness for each pallet, enabling intelligent routing and inventory management of each pallet in a manner that ensures optimum delivered freshness. Zest also offers integrated blockchain support to grower and shipper customers via the Zest Fresh platform.

Zest Labs’ Zest Delivery solution helps to manage prepared food delivery from the restaurant through to the customer. Zest Delivery manages the delivery container environment, both monitoring and controlling the product condition. The value of Zest Delivery is to manage prepared meals in an ideal state for consumption, while accommodating extended pre-staging or delivery times. Extended pre-staging times are associated with “instant delivery” services of prepared meals, where the meals are often pre-staged in a delivery area ahead of demand. While pre-staging enables fast demand response time, it can result in prepared meals being staged for extended periods, which can potentially impact quality, value and safety. Zest Delivery monitors and controls the delivery container environment to preserve the prepared meal in ideal, ready to consume condition. Zest Delivery also provides the dispatcher with real-time remote visibility to the condition of available meals and confirming quality prior to dispatch. Zest Delivery provides automated, real-time visibility for a very distributed fleet of drivers, reflecting prepared meal food safety, quality and availability. Zest Delivery is offered to meal delivery companies based on the quantity of delivery containers and frequency of use.

Zest Labs currently holds rights to 67 U.S. patents (with additional patents pending), numerous related foreign patents, and U.S. copyrights relating to certain aspects of its Zest Labs’ software, hardware devices including Radio-Frequency Identification (“RFID”) technology, software, and services. In addition, Zest Labs has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services,” and the Zest, Zest Fresh and Zest Delivery logos, ZIPR and numerous other trademarks and service marks. Many of Zest Labs’ products have been designed to include licensed intellectual property obtained from third-parties. Laws and regulations related to wireless communications devices in the jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates.

Although most components essential to Zest Labs’ business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID or other wireless custom integrated circuits, and application-specific integrated circuits are currently obtained by Zest Labs from single or limited sources, principally in Asia.

Zest Labs is part of a very competitive industry that markets solutions to fresh food supply chain users, such as fresh food growers, producers and retailers. Many other companies that are both more established and command much greater resources compete in this market. While Zest Fresh and Zest Delivery offer new technical approaches and new user value, it remains uncertain if Zest Labs will gain sufficient adoption of its products to make them viable in the market. Further, it is unclear what industry competitors are developing that might address similar user needs. Zest Labs’ products provide a new approach for industry participants, and as with any new approach, adoption is uncertain as many in the industry can be slow to embrace new technology and/or new approaches. These market challenges can lead to extended sales cycles that may include extended pilot testing often at Zest Labs’ expense, for which the outcome remains unclear until the completion of each test. For these reasons, and others, forecasting new business adoption and future revenue can be very difficult and volatile.  However, the Company believes that its solutions offer restaurants, fresh food retailers, growers, shippers, processors and distributors an opportunity to differentiate their businesses in ways that the shipment of canned and boxed food products cannot, as competition in the grocery market continues to accelerate.

S-4

The acquisition of 440labs in May 2017 allowed Zest Labs to internally maintain its software development and information solutions for cloud, mobile, and IoT applications. 440labs has been a key development partner with Zest Labs for more than four years, contributing its expertise in scalable enterprise cloud solutions and mobile applications.

On August 1, 2018, we filed a complaint, Case No. 4:18-cv-500-JM (the “Complaint”), against Walmart Inc. in the United States District Court for the Eastern District of Arkansas, Western Division. The Complaint includes claims for violation of the Arkansas Trade Secrets Act, violation of the federal Defend Trade Secrets Act, breach of contract, unfair competition, unjust enrichment, breach of the covenant of good faith and fair dealing, conversion and fraud. The Company is seeking damages of more than $2 billion and other related relief to the extent it is deemed proper by the court.

Discontinued Operations

Pioneer Products, LLC (“Pioneer Products” or “Pioneer”) is located in Rogers, Arkansas and is involved in the selling of recycled plastic products. This subsidiary recovers plastic waste from retail supply chains that is converted to new consumer products from the reclaimed materials, completing a closed loop and reducing waste sent to landfills. Pioneer Products was purchased by Ecoark in 2012. Pioneer Products acquired Sable Polymer Solutions, LLC in a stock transaction on May 3, 2016, so its results are included with Pioneer’s since May 2016. In May 2018, the Ecoark Holdings Board approved a plan to sell Pioneer.

Sable Polymer Solutions, LLC (“Sable”) is located in Flowery Branch, Georgia and specializes in the sale, purchase, and processing of post-consumer and post-industrial plastic materials. It provides materials to a variety of suppliers and customers throughout the plastics processing industry, from small extruders, molders and scrap collectors to large corporations. In May 2018, the Ecoark Holdings Board approved a plan to sell key assets of Sable. The Company has entered into an agreement for the sale of Sable.

On August 8, 2018, we and our subsidiaries, Ecoark, Inc., Pioneer and Sable, entered into an asset purchase agreement (the “Purchase Agreement”) with Virterras Materials US LLC, a Delaware limited liability company (“Buyer”) for the key assets of the business of Sable.  The aggregate purchase price for the purchased assets shall be $1,500,000, subject to certain inventory adjustments (the “Purchase Price”). In addition to the Purchase Price, the Buyer will assume certain of Sable's liabilities. The key assets purchased by the Buyer do not include Sable’s cash and accounts receivable. The Purchase Agreement contains customary representations and warranties, closing conditions and indemnification provisions. The closing is expected to be completed by August 31, 2018.

Magnolia Solar Inc. (“Magnolia Solar”) is located in Woburn, Massachusetts and is principally engaged in the development of nanotechnology-based, high-efficiency, thin-film technology that can be deposited on a variety of substrates, including glass and flexible structures. Magnolia Solar was a subsidiary of MSC that merged with Ecoark on March 24, 2016 to create Ecoark Holdings and continues operations as a subsidiary of Ecoark Holdings. In May 2018, the Ecoark Holdings Board approved a plan to sell Magnolia Solar.

Repricing of Warrants

As a result of the Offering, the Company also agreed to reprice the exercise price of certain outstanding warrants issued to investors to $2.50, including warrants to purchase 1,000,000 shares of common stock with an original exercise price of $5.00 issued to investors in a registered offering in March 2017 and warrants to purchase 1,875,000 shares of common stock with an original exercise price of $5.50 issued to investors in a registered offering in May 2017.

S-5

THE OFFERING

Issuer	Ecoark Holdings, Inc.

Securities offered by us	2,968,750 shares of common stock and warrants to purchase 2,968,750 shares of our common stock. Each share of common stock and each warrant to purchase one share of common stock are being sold at a combined price of $1.60. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also registers the shares of common stock issuable upon the exercise of the warrants being offered.

Common stock outstanding immediately prior to this offering(1)	48,972,306 shares.

Common stock to be outstanding immediately after this offering(2)	51,841,056 shares.

Warrants we are offering	We are offering warrants to purchase up to 2,968,750 shares of common stock that will be exercisable for five years from the date of issuance at an exercise price of $2.09 per share, subject to adjustment. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. There is presently no public market for the warrants we are offering by means of this prospectus supplement. It is not anticipated that a public market for the warrants will develop in the future.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $4.3 million after deducting estimated placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our common stock and warrants involves a high degree of risk, and the purchasers of our common stock and warrants may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors,” and the accompanying prospectus.

OTCQX trading symbol	ZEST

(1)	This number is based on 48,972,306 shares outstanding as of August 9, 2018, which excludes as of such date (i) 10,577,000 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $4.37 per share, (ii) 6,737,000 shares that may be issued upon the exercise of outstanding options and (iii) 91,000 shares that may be issued pursuant to unvested stock awards.

(2)	This number is based on 48,972,306 shares outstanding as of August 9, 2018, which excludes as of such date (i) 10,577,000 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $4.37 per share, (ii) 6,737,000 shares that may be issued upon the exercise of outstanding options, (iii) 91,000 shares that may be issued pursuant to unvested stock awards, (iv) 2,968,750 shares of common stock issuable upon exercise of warrants sold in this offering and (v) 207,812 shares of common stock issuable upon exercise of warrants to be issued to the placement agents as described in the “Plan of Distribution” section.

S-6

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risk factors below, in the accompanying prospectus and in our filings with the SEC. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Note that dollar amounts and numbers of shares that follow in this Risk Factors section of the prospectus supplement and accompanying prospectus are presented in thousands, except per share amounts.

Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

RISK FACTORS RELATING TO OUR OPERATIONS

We have experienced losses since our founding. A failure to obtain profitability and achieve consistent positive cash flows would have a significant adverse effect on our business.

We have incurred operating losses since our inception, including a reported net loss of $42,152 for the year ended March 31, 2018 and 3,548 for the three months ended June 30, 2018. Net cash used in operating activities for the year ended March 31, 2018 was $17,643 and $1,913 for the three months ended June 30, 2018. We expect to continue to incur operating losses through at least the fiscal year ended March 31, 2019. We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

We require additional financing to support our operations. Such financing may only be available on disadvantageous terms, or may not be available at all. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

As of June 30, 2018, we had cash of $1,748, working capital of $1,091, and an accumulated deficit of $115,929. To date, we have funded our operations principally through the sale of our capital stock and debt instruments. We may not be successful in maintaining an adequate level of cash resources. We continue to seek additional debt or equity financing in order to support our growing operations. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders. If we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

The Company filed an $80,000 shelf registration statement with the SEC in 2016. The Company raised additional capital through the issuance of common stock, net of fees, in private placements, issuances under equity purchase agreements and sales of convertible notes of $12,693 in the year ended March 31, 2018. The Company’s ability to raise additional capital through future equity and debt securities issuances and completion of the divesting of non-core assets is unknown. Obtaining additional financing and the successful development of the Company’s strategic plan to achieve profitability are necessary for the Company to continue operations. There can be no assurance that such capital will be available or on terms acceptable to the Company. There can also be no assurance that the Company will have met the SEC’s Form S-3 eligibility requirements to use its shelf registration. The Company intends to further develop its product offerings and customer bases. The Company’s plans to achieve profitability include evaluating the cost structure and processes of its operations, both at the margin and operating expense levels, as well as pursuing additional strategic acquisitions and dispositions. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern as determined by management. The condensed consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

S-7

We cannot predict our future results because we have a limited operating history.

Zest Labs has not generated any significant revenue and the sale of Pioneer and Sable will reduce our revenues and assets. Given our limited operating history, it may be difficult to evaluate our performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

●	our ability to market our services and products for a profit;
●	our ability to recruit and retain skilled personnel;
●	our ability to secure and retain key customers; and,
●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. Some of our services and products are often considered complex and often involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

Undetected errors or failures in our software or services could result in loss or delay in the market acceptance for our products or lost sales.

Because our software services and products, and the environments in which they operate, are complex, our software and products may contain errors that can be detected at any point in its lifecycle. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or defects in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

S-8

We may not be competitive, and increased competition could seriously harm our business.

Relative to us, some of our current competitors or potential competitors of our products and services may have one or more of the following advantages:

●	longer operating histories;
●	greater financial, technical, marketing, sales and other resources;
●	positive cash flows from operations;
●	greater name recognition;
●	a broader range of products to offer;
●	an established intellectual property portfolio;
●	a larger installed base of customers;
●	superior customer service;
●	higher levels of quality and reliability;
●	dependable and efficient distribution networks; and
●	competitive product and services pricing.

Although no single competitive factor is dominant, current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition. We cannot assure that we will be able to compete successfully against current or future competitors. Increased competition in mobile data capture products, software, and related products and solutions, or supplies may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Sales to many of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification processes. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for some of our services and products will typically range from 90 days to more than 360 days, depending on the availability of funding to the prospective customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, some of our services and products are designed for corporate customers, which requires us to maintain a sales force that understands the needs of these customers, engages in extensive negotiations and provides support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

S-9

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We have obtained “key person” life insurance policies covering certain employees.

Our success will depend to a significant degree upon the continued contributions of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Chief Executive Officer, and Peter Mehring, President of Zest Labs. If Messrs. May or Mehring, or any other key members of our management team, leave our employment, our business could suffer and the share price of our common stock could decline.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Much of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property in a cost-effective manner.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

From time to time, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

S-10

Disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

Patents, trademarks, copyrights and licenses are important to the Company’s business, and the inability to defend, obtain or renew such intellectual property could adversely affect the Company’s operating results.

The Company currently holds rights to patents and copyrights relating to certain aspects of its RFID technology, software, and services. In addition, the Company has registered, and/or has applied to register trademarks and service marks in the U.S. and a number of foreign countries for “Intelleflex,” the Intelleflex logo, “Zest,” “Zest Data Services”, the Zest logo, and numerous other trademarks and service marks. Although the Company believes the ownership of such patents, copyrights, trademarks and service marks is an important factor in its business and that its success does depend in part on the ownership thereof, the Company relies primarily on the innovative skills, technical competence, and marketing abilities of its personnel. Loss of a significant number of licenses may have an adverse effect of the Company’s operations.

Many of Zest Labs’ products are designed to include intellectual property obtained from third parties. While it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods, the Company believes, based upon past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms; however, there is no guarantee that such licenses could be obtained at all.

Final assembly of certain products is performed by third-party manufacturers. We may be dependent on these third-party manufacturers as a sole-source of supply for the manufacture of such products.

A failure by such manufacturers to provide manufacturing services to us, or any disruption in such manufacturing services, may adversely affect our business results. We may incur increased business disruption risk due to the dependence on these third-party manufacturers, as we are not able to exercise direct control over the assembly or related operations of certain of our products. If these third-party manufacturers experience business difficulties or fail to meet our manufacturing needs, then we may be unable to satisfy customer product demands, lose sales, and be unable to maintain customer relationships. Longer production lead times may result in shortages of certain products and inadequate inventories during periods of unanticipated higher demand. Without such third parties continuing to manufacture our products, we may have no other means of final assembly of certain of our products until we are able to secure the manufacturing capability at another facility or develop an alternative manufacturing facility. This transition could be costly and time consuming.

Failure of information technology systems and breaches in data security could adversely affect the Company’s financial condition and operating results.

Information technology system failures and breaches of data security could disrupt the Company’s operations by causing delays or cancellation of customer orders, impeding the manufacture or shipment of products, or resulting in the unintentional disclosure of customer or Company information. Management has taken steps to address these concerns by implementing sophisticated network security and internal control measures. There can be no assurance, however, that a system failure or data security breach will not have a material adverse effect on the Company’s financial condition and operating results.

S-11

The Company relies on licenses to third-party patents and intellectual property, and the Company’s future results could be materially adversely affected if it is alleged or found to have infringed intellectual property rights.

Many of Zest Labs’ products are designed to use third-party intellectual property, and it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods. Although the Company believes that, based on past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms, there is no assurance that the necessary licenses would be available on acceptable terms or at all.

The Company is subject to risks associated with laws, regulations and industry-imposed standards related to wireless communications devices.

Laws and regulations related to wireless communications devices in the many jurisdictions in which Zest Labs operates and seeks to operate are extensive and subject to change. Such changes, which could include but are not limited to restrictions on production, manufacture, distribution, and use of the device, may have a material adverse effect on the Company’s financial condition and operating results.

Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates, which may have a material adverse effect on the Company’s financial condition and operating results.

Because of technological changes in the business software, web and device applications, sensors and sensor-based devices, and RFID and wireless communication industries, current extensive patent coverage, and the rapid issuance of new patents, it is possible that certain components of Zest Labs’ products and business methods may unknowingly infringe the patents or other intellectual property rights of third parties. From time to time, Zest Labs may be notified that it may be infringing such rights. Responding to such claims, regardless of their merit, can consume significant time and expense. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. If there is a temporary or permanent injunction prohibiting the Company from marketing or selling certain products or a successful claim of infringement against the Company requires it to pay royalties to a third party, the Company’s financial condition and operating results could be materially adversely affected.

The inability to obtain certain raw materials could adversely impact the Company’s ability to deliver on its contractual commitments which could negatively impact operations and cash flows.

Although most components essential to the Company’s business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID custom integrated circuits, and application-specific integrated circuits are currently obtained by the Company from single or limited sources. If the supply of a key or single-sourced component to the Company were to be delayed or curtailed or in the event a key manufacturing vendor delayed shipment of completed products to the Company, the Company’s ability to ship related products in desired quantities, and in a timely manner, could be adversely affected. The Company’s business and financial performance could also be adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source. Continued availability of these components may be affected if suppliers were to decide to concentrate on the production of common components instead of components customized to meet the Company’s requirements. The Company attempts to mitigate these potential risks by working closely with these and other key suppliers on product introduction plans, strategic inventories, coordinated product introductions, and internal and external manufacturing schedules and levels. Consistent with industry practice, the Company acquires components through a combination of formal purchase orders, supplier contracts, and open orders based on projected demand information. However, adverse changes in the supply chain of the Company’s vendors may adversely impact the supply of key components.

We have commenced legal proceedings against Walmart Inc. We expect such litigation to be time-consuming and lengthy and may not be successful.

On August 1, 2018, we filed a complaint, Case No. 4:18-cv-500-JM (the “Complaint”), against Walmart Inc. in the United States District Court for the Eastern District of Arkansas, Western Division. The Complaint includes claims for violation of the Arkansas Trade Secrets Act, violation of the federal Defend Trade Secrets Act, breach of contract, unfair competition, unjust enrichment, breach of the covenant of good faith and fair dealing, conversion and fraud. The Company is seeking damages of more than $2 billion and other related relief to the extent it is deemed proper by the court. Although, the Company does not believe that expenses incurred in pursuing the Complaint will have a material effect on the Company’s net income or financial condition for the fiscal year ended March 31, 2019 or any individual fiscal quarter, pursuing the complaint will be time-consuming, lengthy and will require the attention of our senior management.

S-12

RISK FACTORS RELATING TO OUR COMMON STOCK AND WARRANTS

We have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of our stockholders’ interests and adversely impact the rights of holders of our common stock.

We have a total of 100,000 shares of common stock and 5,000 shares of preferred stock authorized for issuance. As of August 6, 2018, we have 48,972 shares of common stock issued and outstanding and no preferred shares issued or outstanding. As of August 6, 2018, we had 51,028 shares of common stock and 5,000 shares of preferred stock available for issuance. Further, out of the 51,028 unissued shares of common stock, as of August 9, 2018, we have unexercised options for 6,737 shares and 91 shares that may be issued pursuant to unvested stock awards. Up to 10,577 shares may be issued upon the exercise of warrants. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of the percentage interest of existing or future investors. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

There may not be an active market for shares of our common stock.

Our common stock is quoted on the OTCQX which is maintained by the OTC Market Group Inc. under the symbol “ZEST”. However, no assurance can be given that an active trading market for our common stock will further develop and continue. As a result, it may become more difficult to purchase, dispose of and obtain accurate quotations as to the value of our common stock. If we are unable to achieve a listing on a national securities exchange, our common stock would continue to trade on the OTCQX.

The market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that we will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

S-13

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our quarterly and annual results;
●	changes in market valuations of companies in our industry;
●	announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;
●	shortfalls in our operating results from levels forecasted by management;
●	additions or departures of key personnel;
●	sales of our capital stock in the future;
●	liquidity or cash flow constraints; and,
●	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

We may not pay dividends on our common stock in the foreseeable future.

We have not paid any dividends on our common stock to date. We are unlikely to pay dividends at any time in the foreseeable future; rather, we are likely to retain earnings, if any, to fund our operations and to develop and expand our business.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We continue to issue additional securities to raise capital. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

RISK FACTORS RELATING TO OUR OFFERING

You will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

Since the public offering price of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 2,968,750 shares of common stock and warrants to purchase 2,968,750 shares of common stock, and after deducting estimated placement agent fees and estimated offering expenses payable by us, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $1.35 per share in the net tangible book value of the common stock you acquire based on our net tangible book value as of June 30, 2018.

In the event that any of the warrants sold in this offering are exercised, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the net tangible book value of our common stock at the time of exercise.

S-14

A substantial number of shares of our common stock may be sold in this offering and future offerings, which could cause the price of our common stock to decline.

In this offering we will sell 2,968,750 shares of common stock. In addition, the investors in this offering will receive warrants to purchase 2,968,750 of the number of shares such investors purchased in this offering and the placement agents will receive unregistered warrants to purchase up to 7% of the aggregate number of shares of common stock sold in this offering. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

There is no public market for the warrants being offered, and we do not anticipate such a market ever developing in the future.

There is no established public trading market for the warrants being offered by us in this offering and we do not intend to have the warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the warrants will be limited.

The warrants being offered may not have value.

The warrants being offered by us in this offering have an exercise price of $2.09 per share and expire five years from the date of issuance. In the event that the market price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Holders of our warrants will have no rights as shareholders until they acquire shares of our common stock, if ever.

If you acquire warrants to purchase shares of our common stock in this offering, you will have no rights with respect to our common stock until you acquire shares of such common stock upon exercise of your warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

S-15

PRICE RANGE OF THE REGISTRANT’S COMMON EQUITY

Our common stock, from April 22, 2016, was quoted on the OTCQB market and since December, 2016 on the OTCQX market maintained by the OTC Market Group Inc. under the symbol “EARK” which was changed to “ZEST” on November 30, 2017. From February 6, 2010 to April 21, 2016, our common stock was listed on the over the counter market under the symbol MGLT. The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the OTCQB/QX. These prices have been retroactively adjusted for the reverse 1-for-250 stock split that occurred on March 18, 2016, in accordance with Staff Accounting Bulletin (“SAB”) Topic 4:C.

2018	HIGH	LOW
First Quarter	$2.45	1.25
Second Quarter	$1.97	0.90
Third Quarter (through August 9, 2018)	$2.54	1.22

2017	HIGH	LOW
First Quarter	$7.95	$3.70
Second Quarter	$5.50	$3.26
Third Quarter	$4.15	$2.55
Fourth Quarter	$3.10	$2.00

2016	HIGH	LOW
First Quarter	$18.00	$8.65
Second Quarter	$22.00	$12.00
Third Quarter	$21.00	$7.00
Fourth Quarter	$9.25	$4.48

As of August 9, 2018, the last reported sales price reported on the OTC Markets Inc. for our common stock was $2.09 per share. As of the date of this prospectus supplement, we had approximately 300 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Island Stock Transfer, located at 15550 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board. We have not paid any cash dividends since inception on our common stock and do not anticipate paying any in the foreseeable future. The Company’s current policy is to retain earnings, if any, for use in our operations.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting placement agent fees and offering expenses, will be approximately $4.3 million assuming all offered shares and warrants are sold at a combined public offering price of $4.75 million, and excluding any proceeds from the potential exercise of warrants offered hereby, if any.

We intend to use the net proceeds from this offering primarily for working capital.

We have not determined the amounts we plan to spend on any specific purpose or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

S-16

DILUTION

The net tangible book value of our common stock on June 30, 2018 was approximately $8.5 million, or approximately $0.17 per share, based on 49,533 shares of our common stock outstanding as of June 30, 2018. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock. Dilution in net tangible book value per share to the new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately afterwards.

The investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale of shares of our common stock and warrants in this offering at an offering price of $1.60 per share of our common stock, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been approximately $12.8 million, or approximately $0.25 per share of our common stock.

This represents an immediate increase in net tangible book value of approximately $0.08 per share to existing stockholders and immediate dilution in net tangible book value of $1.35 per share to the new investors purchasing our common stock in this offering at the offering price.

The following table illustrates this per share dilution:

Offering price per share of common stock and warrant		$1.60

Net tangible book value per share as of June 30, 2018	$0.17
Increase in net tangible book value per share attributable to this offering	0.08
Pro forma net tangible book value per share as of June 30, 2018 after giving effect to this offering		0.25

Dilution per share to the new investors in this offering		$1.35

The shares used in the table above exclude (i) 10,577 shares that may be issued upon the exercise of outstanding warrants, with a weighted average exercise price of $4.37 per share, (ii) 6,737 shares that may be issued upon the exercise of outstanding options, (iii) 91 shares that may be issued pursuant to unvested stock awards, (iv) 2,969 shares of common stock issuable upon exercise of warrants sold in this offering and (v) 207,812 shares of common stock issuable upon exercise of warrants to be issued to the placement agents as described in the “Plan of Distribution” section.

To the extent that outstanding options or warrants are exercised, the investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

S-17

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by our Board of Directors acting pursuant to a resolution approved by the affirmative majority of the entire Board of Directors. Stockholders may not take action by written consent.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Warrants

Form. The warrants will be issued as individual warrant agreements to the investors. The material terms and provisions of the warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which was filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable beginning on the date of issuance, and at any time up to five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock or (ii) round up to the next whole share. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at any time during the term of the warrants, the issuance of shares of our common stock upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a warrant by the third trading day after the exercise date as required by the warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s option, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock purchased less the exercise price (as described below), or the buy-in price, at which point our obligation to deliver the warrant (and to issue the underlying common stock) will terminate, (ii) reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate.

S-18

Exercise Price. Each warrant represents the right to purchase one share of common stock at an exercise price equal to $2.09 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant also includes anti-dilution rights for the issuance of securities at a price lower than $1.60.

Fundamental Transactions. If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations (a “Fundamental Transaction”), then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

Maxim Group, LLC or the placement agent, has agreed to act as our exclusive placement agent in connection with this offering of our shares of common stock and warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agency agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock and warrants to purchase shares of our common stock in this takedown from our shelf registration statement. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our shares of common stock or warrants.

We will enter into securities purchase agreements directly with investors in connection with this offering, and we will only sell to institutional investors who have entered into securities purchase agreements.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-19

Upon receipt of investor funds for the purchase of the shares of our common stock and warrants offered pursuant to this prospectus supplement, we will deliver the shares of common stock being issued to the investors electronically and will deliver physical certificates representing the warrants being issued to the investors. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about March 16, 2017.

Commissions and Offering Expenses

The placement agent proposes to offer the common stock and warrants to the public at the public offering price shown on the cover of this prospectus supplement. The placement agent may offer the common stock and warrants to securities dealers at the price to the public less a concession.

We agreed to pay the placement agent a cash fee (the “Cash Fee”) equal to an aggregate of seven percent of the aggregate gross proceeds raised by the placement agent. The following table shows the public offering price, placement agent’s commissions and proceeds, before expenses, to us.

	Per Share of Common Stock and Warrant	Total
Public offering price	$1.600	$4,750,000
Placement agent commissions to be paid by us (1)	$0.112	332,500
Proceeds, before expenses, to us (2)	$1.488	$4,417,500

(1)	We have also agreed to (i) issue warrants to purchase shares of common stock to the placement agent, (ii) reimburse the placement agent for all reasonable travel and other out-of-pocket expenses, including the fees of legal counsel, in an amount not to exceed an aggregate of $100,000 and (iii) a corporate finance structuring fee equal to 1.0% of the gross proceeds received by the Company from the sale of the securities.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

Placement Agent Warrants

The placement agent will receive warrants to purchase, in the aggregate, up to a number of shares of common stock equal to a maximum of seven percent of the aggregate number of shares of common stock sold in this offering. The warrants are immediately exercisable and will expire five (5) years after the effective date or commencement of sales of this offering. The warrants will be exercisable at a price per share equal to $1.92. The warrants will not be redeemable. The Company will register the shares of common stock issuable upon exercise of the warrants under the Securities Act and will file all necessary undertakings in connection therewith. The warrants will not be sold, transferred, assigned, pledged, or hypothecated or the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the warrants or underlying shares for a period of 6 months following the effective date or commencement of sales in this offering, except that the warrants may be assigned, in whole or in part, to any successor, officer, or partner of the placement agent (or to officers or partners of any such successor), and to members of the selling group, in compliance with Rule 5110(g). The warrants may be exercised as to all or a lesser number of shares of common stock and will provide for cashless exercise. The warrants will further provide for customary adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in compliance with Rule 5110(f)(2)(G).

Right of First Refusal

Upon the closing of this offering, for a period of nine (9) months from the commencement of sales of the offering, the Company grants Maxim Group LLC the right of first refusal to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent, with at least 50% of the economics (or, in the case of a three-handed deal 33% of the economics) for any and all future equity, equity-linked or debt offerings (excluding commercial bank debt) of the Company, or any successor to or any subsidiary of the Company, during such nine (9) month period.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

S-20

Subsequent Equity Sales

Pursuant to the terms of the securities purchase agreement, from the date hereof until 85 days after closing, we are may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

Lock-up Agreements

Each of our directors and executive officers has entered into a lock-up agreement with the placement agent. Under the lock-up agreements, the directors and executive officers may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the director or executive officer or any Affiliate (as defined in the securities purchase agreement) or any person in privity with the director or executive officer or any Affiliate), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, for a period of 85 days from the closing date of the offering, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or hereafter acquired by the director or executive officer. The placement agents may consent to an early release from the lock-up period if, in its sole and absolute discretion, the market for the Company’s common stock would not be adversely impacted by sales and in cases of financial emergency.

Principal Market

Our common stock is presently quoted on the OTCQX of the OTC Markets marketplace under the trading symbol ZEST.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us Carmel, Milazzo & DiChiara LLP of New York, New York.

EXPERTS

KBL LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2018, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on KBL LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at http://www.zestlabs.com, through which you can access our SEC filings. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

S-21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. These documents are on file with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our annual report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 28, 2018 (as amended on July 30, 2018);
●	our quarterly report on Form 10-Q for the quarter ended June 30, 2018 (filed with the SEC on August 7, 2018);
●	our current reports on Form 8-K filed with the SEC on May 17, 2018, August 1, 2018 (as amended on August 1, 2018) and August 13, 2018;
●	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A12G, filed with the SEC on August 1, 2008, respectively, including any amendments or reports filed for the purpose of updating such description.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in the exhibits to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should call (479) 259-2977 or direct written requests to: Ecoark Holdings, Inc. (Attention: Investor Relations), 3333 S. Pinnacle Hills Parkway, Suite 220, Rogers, AR 72758.

You can also find these filings on our website at www.zestlabs.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

S-22

PROSPECTUS

$80,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer up to $80,000,000 of our common stock; preferred stock, warrants to purchase common stock, preferred stock or any combination of these securities; and units consisting of common stock, preferred stock, warrants or any combination of these securities, in one or more transactions. We may also offer common stock upon conversion of preferred stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock trades on the OTCQB under the symbol “EARK.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. As of August 16, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $298,355,437 based on 25,943,951 shares of outstanding common stock and a price of $11.50 per share, which was the last reported sale price of our common stock as reported on the OTCQB on August 16, 2016.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” AND UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 24, 2016.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series warrants to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $80,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our Company,” and “EARK” refer to Ecoark Holdings, Inc.

All dollar amounts, except per share amounts, included in the body of this Prospectus are rounded to thousands.

1

ABOUT ECOARK HOLDINGS, INC

Ecoark Holdings, Inc. (“Ecoark Holdings”) is a Nevada corporation incorporated on November 19, 2007. Ecoark Holdings is an innovative, emerging growth company focused on the development and deployment of business solutions and products to the retail, agriculture, food service, commercial real estate and architecture, engineering and construction end markets. Ecoark Holdings has assembled a team and portfolio of proprietary, patented technologies to address the waste in operations, logistics and supply chain. Ecoark Holdings accomplishes this through two wholly-owned operating subsidiaries, Ecoark, Inc. (“Ecoark”) and Magnolia Solar, Inc. (“Magnolia Solar”). Further, Ecoark has three operating entities: Intelleflex, Eco3D and Pioneer Products.

Our principal executive offices are located at 3333 S Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758, and our telephone number is (479) 259-2977. Our website address is http://ecoarkusa.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

On January 29, 2016, we entered into a Merger Agreement (“Merger Agreement”) with Ecoark, Inc. providing, among other things, for the acquisition of Ecoark, Inc. in a share exchange pursuant to which it was contemplated that at the closing Ecoark, Inc. shareholders would own approximately 95% of our outstanding shares. On March 18, 2016, in a special meeting, our shareholders approved proposals necessary to complete the Merger (“Merger”).

On March 24, 2016, the Merger was closed. Thereafter, we changed our name to Ecoark Holdings, Inc. The transaction was accounted for as a reverse acquisition. Further, our Articles of Incorporation were amended to increase the authorized shares of common stock to 100,000,000 shares, to effect the creation of 5,000,000 shares of “blank check” preferred stock, and to approve a reverse stock split of our pre-merger common stock of 1 for 250. On March 24, 2016, FINRA corporate action announced the approval of the reverse split and the name change which became effective in the market on March 28, 2016. The Company stock now trades under the symbol “EARK.”

In conjunction with the Merger, we offered units consisting of a share and a warrant at a price of $4.00 per unit for a maximum of $20 million in a private placement offering. Each unit consisted of one share of MSC (now Ecoark Holdings) common stock (par value $0.001 per share) and a warrant to purchase one share of MSC (now Ecoark Holdings) common stock exercisable on or before December 31, 2018 at a price of $5.00 per share. The units were offered to an unlimited number of Accredited Investors until the earlier of the date upon which subscriptions for the maximum offering had been received and accepted; March 31, 2016, subject to a 60-day extension at the option of Ecoark Holdings; or the date upon which the offering was terminated by the Company. The Company received proceeds of $17.3 million as a result of the subscriptions to the offering. The offering was terminated on April 28, 2016.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement.

2

RISK FACTORS

There are numerous risks affecting our business, some of which are beyond our control. An investment in our common stock involves a high degree of risk and may not be appropriate for investors who cannot afford to lose their entire investment. If any of the following risks actually occur, our business, financial condition or operating results could be materially harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Note that dollar amounts and numbers of shares that follow in this Risk Factors section of the prospectus are presented in thousands, except per share amounts.

RISK FACTORS RELATING TO OUR OPERATIONS

We have experienced losses since our founding. A failure to obtain profitability and achieve consistent positive cash flows would have a significant adverse effect on our business.

We have incurred operating losses since our inception, including a reported net loss of $10,473 and $14,264 for the years ended December 31, 2015 and 2014, respectively, and an operating loss of $7,899 for the six months ended June 30, 2016. Cash used in operating activities for the years ended December 31, 2015 and 2014 were $7,671 and $8,012, respectively. We expect to continue to incur operating losses through at least fiscal 2016. As of December 31, 2015, we had cash and cash equivalents of $1,962, a working capital deficit of $2,153, an accumulated deficit of $36,587, and a stockholders’ deficit of $913. To date, we have funded our operations principally through the sale of our capital stock and debt instruments. We will need to generate significant revenues to achieve profitability, and we cannot assure you that we will ever realize revenues at such levels. If we do achieve profitability in any period, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

We may require additional financing to support our operations. Such financing may only be available on disadvantageous terms, or may not be available at all. Any new equity financing could have a substantial dilutive effect on our existing stockholders.

At June 30, 2016 and December 31, 2015 we had cash of $8,403 and $1,962, respectively and investments of $3,500 at June 30, 2016. Working capital improved from a deficit of $2,153 at December 31, 2015 to a working capital surplus of $8,893 at June 30, 2016. The increase in working capital was principally due to the $17,347 raised in the successful private offering that was completed in April 2016. While we closed a $17,347 Private Offering on April 28, 2016, our cash position may decline in the future, and we may not be successful in maintaining an adequate level of cash resources. We may be required to seek additional debt or equity financing in order to support our growing operations. We may not be able to obtain additional financing on satisfactory terms, or at all, and any new equity financing could have a substantial dilutive effect on our existing stockholders. If we cannot obtain additional financing, we will not be able to achieve the sales growth that we need to cover our costs, and our results of operations would be negatively affected.

We cannot predict our future results because we have a limited operating history.

Our direct wholly-owned subsidiaries, Ecoark and Magnolia Solar were formed on November 28, 2011 and January 8, 2008, respectively. Ecoark began realizing revenues from operations in 2012. Given our limited operating history, it may be difficult for you to evaluate our performance or prospects. You should consider the uncertainties that we may encounter as a company that should still be considered an early stage company. These uncertainties include:

●	our ability to market our services and products for a profit;
●	our ability to recruit and retain skilled personnel;
●	our ability to secure and retain key customers; and,
●	our evolving business model.

If we are not able to address successfully some or all of these uncertainties, we may not be able to expand our business, compete effectively or achieve profitability.

3

If we are unable to develop and generate additional demand for our services or products, we will likely suffer serious harm to our business.

We have invested significant resources in developing and marketing our services and products. Some of our services and products are often considered complex and often involve a new approach to the conduct of business by our customers. As a result, intensive marketing and sales efforts may be necessary to educate prospective customers regarding the uses and benefits of our services and products in order to generate additional demand. The market for our services and products may weaken, competitors may develop superior offerings or we may fail to develop acceptable solutions to address new market conditions. Any one of these events could have a material adverse effect on our business, results of operations, cash flow and financial condition.

Undetected errors or failures in our software or services could result in loss or delay in the market acceptance for our products or lost sales.

Because our software services and products, and the environments in which they operate, are complex, our software and products may contain errors that can be detected at any point in its lifecycle. While we continually test our services and products for errors, errors may be found at any time in the future. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our services and products, diversion of development resources, injury to our reputation, increased service and warranty costs, license terminations or renegotiations or costly litigation. Additionally, because our services and products support or rely on other systems and applications, any software or hardware errors or bugs in these systems or applications may result in errors in the performance of our service or products, and it may be difficult or impossible to determine where the error resides.

We may not be competitive, and increased competition could seriously harm our business.

Relative to us, some of our current competitors or potential competitors of our products and services may have one or more of the following advantages:

●	longer operating histories;
●	greater financial, technical, marketing, sales and other resources;
●	positive cash flows from operations;
●	greater name recognition;
●	a broader range of products to offer;
●	an established intellectual property portfolio;
●	a larger installed base of customers; and,
●	competitive product pricing.

Although no single competitive factor is dominant, current and potential competitors may establish cooperative relationships among themselves or with third parties to enhance their offerings that are competitive with our products and services, which may result in increased competition.

Sales to many of our target customers involve long sales and implementation cycles, which may cause revenues and operating results to vary significantly.

A prospective customer’s decision to purchase our services or products may often involve lengthy evaluation and product qualification processes. Throughout the sales cycle, we anticipate often spending considerable time educating and providing information to prospective customers regarding the use and benefits of our services and products. Budget constraints and the need for multiple approvals within these organizations may also delay the purchase decision. Failure to obtain the timely required approval for a particular project or purchase decision may delay the purchase of our services or products. As a result, we expect that the sales cycle for some of our services and products will typically range from 90 days to more than 360 days, depending on the availability of funding to the prospective customer. These long cycles may cause delays in any potential sale, and we may spend a large amount of time and resources on prospective customers who decide not to purchase our services or products, which could materially and adversely affect our business.

Additionally, some of our services and products are designed for corporate customers, which requires us to maintain a sales force that understands the needs of these customers, engages in extensive negotiations and provides high-level support to complete sales. If we do not successfully market our services and products to these targeted customers, our operating results will be below our expectations and the expectations of investors and market analysts, which would likely cause the price of our common stock to decline.

4

We will not be able to develop or continue our business if we fail to attract and retain key personnel.

Our future success depends on our ability to attract, hire, train and retain a number of highly skilled employees and on the service and performance of our senior management team and other key personnel. The loss of the services of our executive officers or other key employees could adversely affect our business. Competition for qualified personnel possessing the skills necessary to implement our strategy is intense, and we may fail to attract or retain the employees necessary to execute our business model successfully. We have obtained “key person” life insurance policies covering three of our employees.

Our success will depend to a significant degree upon the continued contributions of our key management, engineering and other personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Randy May, our Chief Executive Officer, Peter Mehring, President of Intelleflex and Ken Smerz, President of Eco3D. If Messrs. May, Mehring or Smerz, or any other key members of our management team, leave our employment, our business could suffer and the share price of our common stock would likely decline. Although we have entered into an employment agreement with each of Messrs. May, Mehring and Smerz, one or more of them may voluntarily terminate his services at any time.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed.

Most of our software and underlying technology is proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and through copyright, patent, trademark, and trade secret laws. However, all of these measures afford only limited protection and may be challenged, invalidated, or circumvented by third parties. Any patent licensed by us or issued to us could be challenged, invalidated or circumvented or rights granted there under may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent or, if a patent is issued, the patent may not be issued in a form that is advantageous to us. Despite our efforts to protect our intellectual property rights, others may independently develop similar products, duplicate our products or design around our patents and other rights. In addition, it is difficult to monitor compliance with, and enforce, our intellectual property in a cost-effective manner.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products and services.

From time to time, we might receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the markets in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with some of our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We may incur significant expenditures to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk.

Periods of sustained economic adversity and uncertainty could negatively affect our business, results of operations and financial condition.

Demand for our services and products depend in large part upon the level of capital and maintenance expenditures by many of our customers. Lower budgets could have a material adverse effect on the demand for our services and products, and our business, results of operations, cash flow and overall financial condition would suffer.

Disruptions in the financial markets may have an adverse impact on regional and world economies and credit markets, which could negatively impact the availability and cost of capital for us and our customers. These conditions may reduce the willingness or ability of our customers and prospective customers to commit funds to purchase our services or products, or their ability to pay for our services after purchase. These conditions could result in bankruptcy or insolvency for some customers, which would impact our revenue and cash collections. These conditions could also result in pricing pressure and less favorable financial terms in our contracts and our ability to access capital to fund our operations.

5

Failure of information technology systems and breaches in data security could adversely affect the Company’s financial condition and operating results.

Information technology system failures and breaches of data security could disrupt the Company’s operations by causing delays or cancellation of customer orders, impeding the manufacture or shipment of products, or resulting in the unintentional disclosure of customer or Company information. Management has taken steps to address these concerns by implementing sophisticated network security and internal control measures. There can be no assurance, however, that a system failure or data security breach will not have a material adverse effect on the Company’s financial condition and operating results.

The Company is subject to risks associated with laws, regulations and industry-imposed standards related to wireless communications devices.

Laws and regulations related to wireless communications devices in the many jurisdictions in which the Company operates are extensive and subject to change. Such changes, which could include but are not limited to restrictions on production, manufacture, distribution, and use of the device, may have a material adverse effect on the Company’s financial condition and operating results.

Wireless communication devices, such as RFID readers, are subject to certification and regulation by governmental and standardization bodies. These certification processes are extensive and time consuming, and could result in additional testing requirements, product modifications or delays in product shipment dates, which may have a material adverse effect on the Company’s financial condition and operating results.

The Company relies on access to third-party patents and intellectual property, and the Company’s future results could be materially adversely affected if it is alleged or found to have infringed intellectual property rights.

Many of the Company’s products are designed to include third-party intellectual property, and it may be necessary in the future to seek or renew licenses relating to various aspects of its products and business methods. Although the Company believes that, based on past experience and industry practice, such licenses generally could be obtained on commercially reasonable terms, there is no assurance that the necessary licenses would be available on acceptable terms or at all.

Because of technological changes in the business software, web and device applications, sensors and sensor-based devices, and RFID and wireless communication industries, current extensive patent coverage, and the rapid issuance of new patents, it is possible that certain components of the Company’s products and business methods may unknowingly infringe the patents or other intellectual property rights of third parties. From time to time, the Company has been notified that it may be infringing such rights. Responding to such claims, regardless of their merit, can consume significant time and expense. In certain cases, the Company may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. If there is a temporary or permanent injunction prohibiting the Company from marketing or selling certain products or a successful claim of infringement against the Company requires it to pay royalties to a third party, the Company’s financial condition and operating results could be materially adversely affected.

6

The inability to obtain certain raw materials could adversely impact the Company’s ability to deliver on its contractual commitments which could negatively impact operations and cash flows.

Although most components essential to the Company’s business are generally available from multiple sources, certain key components including, but not limited to, microprocessors, enclosures, certain RFID custom integrated circuits, and application-specific integrated circuits (“ASICs”) are currently obtained by the Company from single or limited sources. Magnolia Solar is also developing nanostructured optical coating technology to improve the solar cell performance. The raw materials for this effort are glass, quartz, silicon wafers and nitrogen gas. Some key components, while currently available to the Company from multiple sources, are at times subject to industry-wide availability constraints and pricing pressures. If the supply of a key or single-sourced component to the Company were to be delayed or curtailed or in the event a key manufacturing vendor delayed shipment of completed products to the Company, the Company’s ability to ship related products in desired quantities, and in a timely manner, could be adversely affected. The Company’s business and financial performance could also be adversely affected depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternative source. Continued availability of these components may be affected if suppliers were to decide to concentrate on the production of common components instead of components customized to meet the Company’s requirements. The Company attempts to mitigate these potential risks by working closely with these and other key suppliers on product introduction plans, strategic inventories, coordinated product introductions, and internal and external manufacturing schedules and levels. Consistent with industry practice, the Company acquires components through a combination of formal purchase orders, supplier contracts, and open orders based on projected demand information. However, adverse changes in the supply chain of the Company’s vendors may adversely impact the supply of key components.

Our solar products have never been sold on a commercial basis, and we do not know whether they will be accepted by the market.

According to the BP Statistical Review of World Energy published in 2015, the installed solar PV capacity was about 180 Gigawatt hours at the end of 2014. Total global production of electricity was about 23,536 terawatt hours in 2014. Thus, at the end of 2014 less than 1 percent electric power came from solar photovoltaic sources. Even with many advances in the solar photovoltaic technology, adoption of solar photovoltaic power technology by energy users remains low and the total solar electricity production capacity remains well below one percent of the world consumption of electricity. Thus, the solar energy market is at a relatively early stage of development and the extent to which solar modules will be widely adopted is uncertain. If our products are not accepted by the market, our business, prospects, results of operations and financial condition will suffer. Moreover, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. The development of a successful market for our proposed products and our ability to sell them at a lower price per watt may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

●	failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;
●	competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;
●	failure to develop and maintain successful relationships with suppliers, distributors and strategic partners; and
●	customer acceptance of our products.

If our proposed products fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition may suffer.

7

Our ability to manufacture and distribute commercially viable solar cells is unproven, which could have a detrimental effect on our ability to generate or sustain revenues.

The technologies we will use to manufacture solar cells have never been utilized on a commercial basis. Our technology, while intended to create highly efficient solar cells may never achieve technical or commercial viability. All of the tests conducted to date by us with respect to the technology have been performed in a limited scale environment and the same or similar results may not be obtainable at competitive costs on a large-scale commercial basis. We have never utilized technology under the conditions or in the volumes that will be required for us to be profitable and cannot predict all of the difficulties that may arise. Accordingly, our technology may not perform successfully on a commercial basis and may never generate any revenues or be profitable.

The reduction or elimination of government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for our solar modules and harm our business plans.

The reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall. We believe that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government and economic incentives. Currently the cost of solar electricity substantially exceeds the retail price of electricity in every significant market in the world. As a result, federal, state and local governmental bodies in many countries have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of photovoltaic products. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. Even though the price of electricity from conventional sources continues to rise, a reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt our sales and financial condition.

RISK FACTORS RELATING TO OUR COMMON STOCK AND WARRANTS

We have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized for issuance. As of August 16, 2016, we have 36,021,210 shares of common stock issued and outstanding and no preferred shares issued or outstanding. As of August 16, 2016, we had 63,978,790 shares of common stock and 5,000,000 shares of preferred stock available for issuance. Further, out of the 63,978,790 unissued shares of common stock, as of August 16, 2016, we have reserved 4,336,625 shares of our common stock for issuance upon the exercise of outstanding warrants, 1,500,000 shares of our common stock upon conversion of outstanding convertible notes, and 5,497,142 additional shares available for future grants under our stock incentive plan and no shares reserved for conversion of our preferred stock. We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

8

We effected our 1-for-250 reverse stock split on March 18, 2016. However, we cannot assure you that we will be able to continue to comply with the minimum price requirements of the NASDAQ Capital Market.

We effected our 1-for-250 reverse stock split on March 18, 2016, with the intent to list the common stock on the NASDAQ Capital Market. We effectuated the reverse stock split in order to achieve the requisite increase in the market price of our common stock to be in compliance with the minimum price requirements of the NASDAQ Capital Market. We cannot assure you that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to maintain the NASDAQ Capital Market’s minimum price requirements.

There may not be an active market for shares of our common stock.

Our common stock is quoted OTCQB maintained by the OTC Market Group Inc. under the symbol “EARK”. However, no assurance can be given that an active trading market for our common stock will develop and continue. As a result, you may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of our common stock. If we are unable to achieve the NASDAQ Capital Market listing requirements, our common stock would continue to trade on the OTCQB.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that the reverse stock split will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Our stock could be subject to volatility.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

●	actual or anticipated fluctuations in our quarterly and annual results;
●	announcements by us or our competitors of new strategies, significant contracts, acquisitions, strategic relationships, joint ventures, capital commitments or other material developments that may affect our prospects;
●	shortfalls in our operating results from levels forecasted by company management;
●	additions or departures of our key personnel;
●	sales of our capital stock in the future;
●	liquidity or cash flow constraints; and,
●	fluctuations in stock market prices and volume, which are particularly common for the securities of emerging technology companies, such as us.

We may not pay dividends on our common stock in the foreseeable future.

We have not paid any dividends on our common stock. We might pay dividends in the future at the discretion of our Board of Directors. We are unlikely to pay dividends at any time in the foreseeable future; rather, we are likely to retain earnings, if any, to fund our operations and to develop and expand our business.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our stockholders may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Such forward-looking statements may be contained in the sections “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” among other places in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this prospectus. We do not intend, and undertake no obligation, to update any forward-looking statement.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer from time to time under this prospectus, in amounts we will determine from time to time and at prices and on terms to be determined by market conditions at the time of offering, shares of our common stock or preferred stock, various series of warrants to purchase any of such securities, either individually or in units. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” Description of Warrants,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	rates and times of payment of interest or dividends, if any;
●	redemption, conversion or sinking fund terms, if any;
●	voting or other rights, if any;
●	conversion prices, if any; and
●	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

10

Description of Capital Stock

The description below of our capital stock and provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, are summaries and are qualified by reference to the articles of incorporation and bylaws. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The rights, preferences, privileges and restrictions of the preferred stock may be established from time to time by our board of directors. As of the close of business on August 16, 2016, there were 36,021,210 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to: (i) one vote per share on all matters requiring a shareholder vote; (ii) a ratable distribution of dividends, if and when, declared by our Board of Directors; and (iii) in the event of a liquidation, dissolution or winding up of Ecoark Holdings, to share ratable in all assets remaining after all of our indebtedness has been provided for or satisfied. Holders of Common Stock do not have preemptive rights to acquire any of our additional, unissued or treasury shares or our securities convertible into or carrying a right to subscribe for or acquire our shares of capital stock. Holders of Common Stock are not entitled to cumulative voting.

As of August 16, 2016, 36,021,210 shares of our common stock were issued and outstanding.

Preferred Stock

Our authorized capital also consists of 5,000,000 shares of preferred stock, par value $0.001. The unissued preferred stock may be issued from time to time in one or more series, and our Board of Directors is authorized to issue such stock in one or more series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series.

We believe that the availability of the preferred stock under our articles of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The Board of Directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Options

As of August 16, 2016, there are options outstanding that have been issued to our officers, directors, employees and independent contractors to purchase 659,000 shares of our common stock pursuant to the Ecoark, Inc. 2013 Stock Option Plan.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation contain provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board or the President.

11

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer, Inc., 15500 Roosevelt Blvd., Suite 301, Clearwater, Florida 33760. Phone (727) 289-00104

12

Description of Warrants

The Company issued 4,336,625 warrants as part of the private placement that was completed on April 28, 2016. The 4,336,625 are the only warrants outstanding as of June 30, 2016. These warrants have a strike price of $5.00 per share and expire on December 31, 2018.

We may issue warrants to purchase common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

●	the title of the warrants;
●	the total number of warrants;
●	the price or prices at which the warrants will be issued;
●	the price or prices at which the warrants may be exercised;
●	the currency or currencies that investors may use to pay for the warrants;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	whether the warrants will be issued in registered form or bearer form;
●	information with respect to book-entry procedures, if any;
●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	if applicable, the terms of redemption of the warrants;
●	the identity of the warrant agent, if any;
●	the procedures and conditions relating to the exercise of the warrants; and
●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

13

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Units

We may issue units composed of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a document when it is filed.

14

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
●	whether the units will be issued in fully registered or global form; and
●	any other terms of the units.

The applicable provisions described in this section, as well as those described above under “— Description of Capital Stock”, and “— Description of Warrants”, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus to fund working capital and general corporate purposes, including the execution of our long term growth strategy. We will set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus our intended use for the net proceeds we receive from the sale of our securities thereunder. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through agents;
●	to or through underwriters;
●	through broker-dealers (acting as agent or principal);
●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process or otherwise;
●	through a combination of any such methods of sale; or
●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

15

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

16

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the shares of our common stock to be issued in this offering will be passed upon for us by our counsel, Carmel, Milazzo & DiChiara LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ecoark Holdings, Inc. as of and for the year ended December 31, 2015, appearing in Form, 8-K/A have been audited by KBL LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Nevada Revised Statutes. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.ecoarkusa.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

17

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016 (as amended on July 6, 2016);
●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 16, 2016 (as amended on May 16, 2016 and July 7, 2016) and our quarterly report on Form 10-Q filed with the SEC on August 12, 2016.
●	Our current reports on Form 8-K filed with the SEC on March 24, 2016 (amended March 31, 2016, May 10, 2016, July 6, 2016 and July 27, 2016), April 6, 2016 (amended May 4, 2016), April 14, 2016, May 9, 2016 (amended June 15, 2016, July 27, 2016 and August 4, 2016) and May 16, 2016; and
●	The description of our capital stock contained in the registration statement on Form S-1 filed with the SEC on April 29, 2016 (amended on May 13, 2016, June 17, 2016, July 6, 2016 and July 27, 2016) (File No. 333-211045), including any amendment or reports filed for the purpose of updating that description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items) after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations Department at 3333 S Pinnacle Hills Parkway, Suite 220, Rogers, Arkansas 72758, and telephone number is (479) 259-2977.

18

Ecoark Holdings, Inc.

2,968,750 Shares of Common Stock

Warrants to Purchase up to 3,176,562 Shares of Common Stock

3,176,562 Shares Issuable upon the Exercise of Warrants

PROSPECTUS SUPPLEMENT

Maxim Group LLC

The Benchmark Company

The date of this prospectus supplement is August 10, 2018